SMITH ASSET MANAGEMENT GROUP, L.P.

Code of Ethics

Version
August 2018

This Manual Is The Property Of Smith Asset Management Group, L.P. And Must Be Returned To The Company Should An Employee's Association With The Company Terminate For Any Reason. The Contents Of This Manual Are Confidential, And Should Not Be Revealed To Third Parties Without The Prior Approval Of The Chief Executive Officer Or Chief Compliance Officer.

Smith Asset Management Group, LP	Code of Ethics

Table of Contents

Page

1. Code of Ethics		3
1.1	Access Person revised 10.2015	3
1.2	Standards of Business Conduct	3
2. Personal Securities Transactions		5
2.1	Personal Securities Transactions Reporting Requirements revised 10.2016	5
2.2	Access Person Trade Restrictions revised 10.2016 and 3.2018	7
2.3	Reporting Requirements	8
2.4	Confidentiality	8
2.5	Additional Restrictions on Certain Access Persons’ Personal Trading revised 11.2015	8
3. Insider Information		10
3.1	Insider Transactions	10
3.2	Use of Non-Public Information Regarding a Smith Group Client	10
3.3	Social Media and Networking Policy	11
4. Gifts, Directorships and Regulatory Requirements		11
4.1	Gifts revised 10.2016	11
4.2	Directorships and Other Outside Employment	11
4.3	Regulatory Requirements	11
5. Enforcement of the Code		12
5.1	Chief Compliance Officer’s Duties and Responsibilities	12
5.2	Code Violations	13
5.3	Annual Written Reports to Senior Management	13
5.4	Effective Date of the Code	13
Definitions		14
Acknowledgement and Certification		17
Quarterly Personal Securities Transactions Report		18
Initial Holdings Report		19
Annual Holdings Report		20
Quarterly Insider transactions and outside employment certification		21
Quarterly Compliance Certification		22

Smith Asset Management Group, LP	Code of Ethics

1. Code of Ethics

Smith Asset Management Group, L.P. (“Smith Group”), an investment adviser registered under the Investment Advisers Act of 1940 (“Advisers Act”), adopts this Code of Ethics and Policy on Personal Securities Transactions and Insider Information (the “Code”).  Definitions of underlined terms are included in Definitions.

The Code is applicable to the following individuals (each, an “Access Person”):

•	all employees, directors and officers of Smith Group.

Smith Group is committed to maintaining the highest ethical standards in connection with the management of our organization.  The Code reflects Smith Group’s view on dishonesty, self-dealing, conflicts of interest and trading on material, non-public information, which will not be tolerated.  Each Access Person is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements.  Acknowledgement of and compliance with the Code are conditions of employment.

Any person, who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact Smith Group’s Chief Compliance Officer (the “Chief Compliance Officer”).

1.1 Access Person revised 10.2015

Because all employees of Smith Group may at some time have access to or obtain investment information, Smith Group designates all of its employees as Access Persons subject to the requirements of the Code.  This also includes interns and contract employees.

As an Access Person, you are required to report quarterly all transactions in any securities in which you or any of your family members has any direct or indirect beneficial ownership.

Notwithstanding the foregoing, you will not be required to make a report with respect to transactions effected for, and securities held in, any account over which neither you nor any family member has any direct or indirect influence or control.

1.2 Standards of Business Conduct

•
A duty of loyalty to the Smith Group and its clients requires that Access Persons act for the best interests of the Smith Group and its clients and always place the Smith Group and clients’ interests first and foremost.

•
Access Persons must avoid actions or activities that allow (or appear to allow) them or their family members to profit or benefit from their relationships with the Smith Group and its clients, or that bring into question their independence or judgment.

•	Access Persons must always observe the highest standards of business conduct and act in accordance with all applicable laws and regulations.
•
Access Persons must report any violations of this Code of Ethics promptly to the Chief Compliance Officer.  All reports of Code of Ethics violations will be treated as being made on an anonymous basis.  The Company is required to maintain documentation identifying the individual(s) reporting violations of the Code, however the CCO may choose to do so on a case by case basis.  Smith Group has zero tolerance for retaliatory actions against employees reporting violations of the Company’s compliance policies, procedure or Code of Ethics.  Offenders may be subject to disciplinary actions.

•	Access Persons cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Smith Group client:
➢	employ any device, scheme or artifice to defraud any Smith Group client;
➢
make to a Smith Group client any untrue statement of a material fact or omit to state to a Smith Group client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

➢	engage in any act, practice or course of business which would operate as a fraud or deceit upon any Smith Group client; or
➢	engage in any manipulative practice with respect to any Smith Group client.
•	Access Persons cannot engage in any inappropriate trading practices. Access Persons must comply with the share trading policies of all mutual funds in which they invest.
•
Access Persons cannot cause or attempt to cause any Smith Group client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person.  No Access Person shall recommend any securities transactions for a Smith Group client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including, without limitation:

➢	his or her direct or indirect beneficial ownership of any securities of such issuer;
➢	any position with such issuer or its affiliates; and
➢	any present or proposed business relationship between such issuer or its affiliates and the Access Person or any party in which the Access Person has a significant interest.

Smith Asset Management Group, LP	Code of Ethics

2. Personal Securities Transactions

The personal transactions and investment activities of employees of investment advisory firms are the subject of various federal securities laws, rules and regulations.  Access Persons must accomplish all personal securities transactions in a manner that avoids a conflict between their personal interests and those of the Smith Group and its clients.  When Access Persons invest for their own accounts, conflicts of interest may arise between the Smith Group client’s and the Access Person’s interests.  The conflicts may include:

➢	Taking an investment opportunity from a Smith Group client for an Access Person’s own portfolio
➢	Using an Access Person’s advisory position to take advantage of available investments
➢	Front running, which may involve an Access Person trading before making Smith Group client transactions in the same securities
➢	Taking advantage of information or using Smith Group client portfolio assets to have an effect on the market that may be used to the Access Person’s benefit

2.1 Personal Securities Transactions Reporting Requirements revised 10.2016

Initial and Annual Holdings Reports: All Access Persons are required to report brokerage accounts and holdings (subject to Code requirements) within 10 days of employment, with information current as of a date no more than 45 days prior to employment, and annually.  Annual reports must be submitted by January 31 of each year and the information contained in an annual report must be current as of a date no more than 45 days before the report is submitted.  An Access Person’s brokerage account statement may be submitted in lieu of a separate initial or annual holdings report.  The brokerage statements and reports are reviewed quarterly.  Annually the initial and quarterly reports are compared to the annual holdings reports.  The holdings report must contain the following:

a)	title and exchange ticker symbol or CUSIP number;
b)	number of shares or principal amount of the security involved;
c)	type of security;
d)	name of the broker-dealer or bank that maintained the account; and
e)	the date the report is submitted by the Access Person.

Quarterly Transactions Reports: Smith Group requires that all Access Persons report on a quarterly basis any transaction in a security over which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. A record of every transaction in a security is required with the following information to be maintained:

a)	title and exchange ticker symbol or CUSIP number;
b)	number of shares or principal amount of the security involved;
c)	interest rate and maturity date (if applicable);

Smith Asset Management Group, LP	Code of Ethics

d)	date of the transaction;
e)	nature of the transaction (purchase or sale);
f)	price at which the trade was effected;
d)	name of the broker-dealer or bank that executed the transaction; and
h)	the date the report is submitted by the Access Person.

In addition, if during the quarter an Access Person establishes a new account in which any securities are held for his or her beneficial interest, the Access Person must provide the following information as part of his her quarterly report:

a)	name of the broker-dealer or bank with whom the Access Person established the account
b)	the date the account was established; and
c)	the date the report is submitted by the Access Person.

The attached form (See Quarterly Personal Securities Transaction Report) should be used to record quarterly transaction information.  It is required by federal law to be submitted not later than 30 days after the calendar quarter in which effected.  If the thirtieth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline.  Please forward the report to the Chief Compliance Officer.  If there are no activities for the quarter, a report indicating such is still required.

Exceptions to Reporting

(1)	You are not required to detail or list the following items on your initial and annual holdings reports and quarterly transactions reports:
(A)	Purchases or sales effected for any account over which you have no direct or indirect influence or control;
(B)	Transactions effected pursuant to an automatic investment plan; and
(C)	Purchases or sales of any of the following securities:
•	Direct obligations of the U.S. government;
•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	shares issued by money market funds, whether affiliated or non-affiliated; and
•	shares issued by open-end investment companies, other than shares of an affiliated fund.

Acknowledgement and Certification: All Access Persons must sign this form (See Acknowledgement and Certification) on an annual basis to comply with Smith Group’s policies and procedures.  New employees must also furnish this on their date of hire.

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2.2 Access Person Trade Restrictions revised 10.2016 and 3.2018

Each trade of an Access Person is subject to the following restrictions:

Interests in SG Private Funds

Interests in the SG Private Funds may be purchased, sold, transferred or redeemed by Access Persons and their family members only with the prior written approval of the Chief Compliance Officer.

Interests in Affiliated Funds

Smith Group prohibits late trading, unauthorized mutual fund market timing activities, excessive trading and dissemination of confidential information concerning Affiliated Funds portfolio positions.  These prohibitions apply whether engaged in a personal securities transaction or one on behalf of others, including trading for proprietary or client accounts.

Blackout Periods

(A)
An Access Person cannot purchase or sell, directly or indirectly, any security in which the person had (or by reason of the transaction acquires) any beneficial ownership and where such person knew, at the time of such purchase or sale, that the security:

•	is being considered for purchase or sale by Smith Group on behalf of its clients; or
•	is being purchased or sold by Smith Group on behalf of its clients.
(B)
An Access Person cannot purchase or sell, directly or indirectly, any security in which the person had (or by reason of such transaction acquires) any beneficial ownership at any time within 7 calendar days before or after

•	the time that the SAMG investment team has implemented a model change for the same (or a related) security , or
•	the person has issued an investment recommendation for the model regarding that (or a related) security.

Exceptions to Blackout Periods

The Blackout Periods shall not apply to:
(A)	purchases or sales of any securities that are not eligible for purchase or sale by any Smith Group client;
(B)	purchases or sales which are non-volitional;
(C)	purchases which are part of an automatic dividend investment plan;
(D)
purchases which are effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights; or

(E)	sales that are affected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.
(F)	purchases, sales, redemptions or transfers of interest in the SG Private Funds

Smith Asset Management Group, LP	Code of Ethics

The trading of securities by the SG Private Funds is addressed in the Smith Group Trade Rotation Policy, and not by this Code.

2.3 Reporting Requirements

The following table summarizes some of the reporting requirements.  Reporting requirements in other types of securities may be confirmed with the Chief Compliance Officer.

Security Type
Corporate Debt Transactions
Equity Transactions
Government Bond
Money Market Funds (affiliated and non-affiliated)
Municipal Bond
Short Term / Cash Equivalents
SPP / DRIPS* -- automatic purchases
US Treasury / Agencies
Non-affiliated open-end investment companies
Affiliated Funds
(other than money market funds)

SG Private Funds

Exchange Traded Funds

Crytocurrency
Quarterly Reporting Yes Yes No No Yes No No No No Yes Yes Yes Yes
                                                               *Sales of stocks from SPP or DRIPs:  Please notify Compliance in writing of sale and include transactions in any reports.

2.4 Confidentiality

Smith Group will endeavor to keep all reports of personal securities transactions, holdings and any other information filed pursuant to this Code confidential.  Access Persons’ reports and information submitted in connection with this Code will be kept in a file cabinet, and access will be limited to appropriate Smith Group personnel (Compliance and/or Senior Management); provided, however, that such information also may be subject to review by legal counsel, government authorities, Smith Group clients or others if required by law or court order.

2.5 Additional Restrictions on Certain Access Persons’ Personal Trading revised 11.2015

The following are Smith Group’s additional restrictions on Access Persons personal trading:

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Restricted Investments

Security Type	Purchase	Sale
Initial Public Offerings (IPOs) (An IPO is a corporation’s first offering of a security representing shares of the company to the public.)	PROHIBITED*	PERMITTED – If security held prior to Smith Group employment, sale permitted subject to advance written approval by the Chief Compliance Officer.
Limited Offerings** (A limited offering is an offer or sale of any security by a brokerage firm not involving a public offering, for example, a venture capital deal.)	PERMITTED – Subject to advance written approval by the Chief Compliance Officer.	PERMITTED – If security held prior to Smith Group employment, sale permitted subject to advance written approval by the Chief Compliance Officer.

* Family members of Access Persons may participate in IPOs of their employers with the prior written approval of the Chief Compliance Officer.

**The restriction regarding Limited Offerings does not apply to the SG Private Funds, purchases, sales, transfers and redemptions of which are subject to the prior written approval of the Chief Compliance Officer.

Smith Asset Management Group, LP	Code of Ethics

3. Insider Information

The Insider Trading and Securities Fraud Enforcement Act of 1988 requires Smith Group to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information by its officers and employees.  Among these policies and procedures are ones that restrict access to files likely to contain non-public information, that provide for continuing education programs concerning insider trading, that require restricting or monitoring trading in securities about which Access Persons might possess non-public information, and that require monitoring and reviewing trading for Smith Group and Access Persons.

3.1 Insider Transactions

Smith Group considers information material if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act.  Information is considered non-public when it has not been disseminated in a manner making it available to investors generally. Information becomes public once it is publicly disseminated; limited disclosure does not make the information public (i.e., disclosure by an insider to a select group of persons).

Smith Group generally defines insider trading as the buying or selling of a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information.  Insider trading is a violation of federal securities laws, punishable by a prison term and significant monetary fines for the individual and investment adviser.

•	Tipping of material, non-public information is PROHIBITED. An Access Person may not tip a trade, either personally or on behalf of others, while in possession of such information.

•
Front running involves trading ahead of a Smith Group client order in the same security on the basis of non-public information regarding impending market transactions.  Front running is PROHIBITED; provided, however, that the trading in securities by the SG Private Funds is not subject to the policies in the Code regarding front running.  Trading in securities by the SG Private Funds is governed by Smith Group’s Trade Rotation Policy.

•
Scalping is PROHIBITED. Scalping occurs when an Access Person purchases shares of a security for his/her own account prior to recommending/buying that security for Smith Group client and then immediately selling the shares at profit upon the rise in the market price following the recommendation/purchase.

3.2 Use of Non-Public Information Regarding a Smith Group Client

No Access Person shall:

•
Disclose to any other person, except to the extent permitted by law or necessary to carry out his or her duties as an Access Person and as part of those duties, any non-public information regarding any Smith Group client portfolio, including any security holdings or transactions of a Smith Group client, any security recommendation made to a Smith Group client, and any security transaction by or under consideration by or for a Smith Group client, including information about actual or contemplated investment decisions.

Smith Asset Management Group, LP	Code of Ethics

•	Use any non-public information regarding any Smith Group client portfolio in any way that might be contrary to, or in competition with, the interest of such Smith Group client.
•	Use any non-public information regarding any Smith Group client in any way for personal gain.
•	Use of non-public information will be grounds for discipline up to and including termination.

If any employee learns of any non-public information, they must notify the COO immediately. Subsequent to the notification, the CCO will bring the issue before the Compliance Committee and action, if any, will be taken as deemed necessary by the committee.

3.3 Social Media and Networking Policy

No employee shall:

Discuss Smith Group clients, investment process, performance, employees, or any other information regarding Smith Group or its clients via any social networking media, electronic blogs or other electronic media, except as may have been previously disclosed to Smith Group or authorized by as a standard business practice.

4. Gifts, Directorships and Regulatory Requirements

4.1 Gifts revised 10.2016

Smith Group follows the CFA Institute standards for limitations regarding the receipt of gifts. Employees must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Employees must not offer, solicit, or accept any gift, benefit, compensation, or consideration that could be reasonably expected to compromise their own or another’s independence and objectivity.  A gift log is used to log all gifts received or given over $100.  The gift log is reviewed quarterly.

4.2 Directorships and Other Outside Employment

Smith Group follows the CFA Institute standards for requirements regarding directorships and other outside employment.  Employees must place Smith Group and its clients’ interests before their own and not deprive Smith Group and its clients of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to Smith Group and its clients.  Smith Group prohibits employees from serving on the board of a company that is a portfolio holding.

Insider Transactions and Outside Employment Certification: All employees must sign this form (See Insider Transactions and Outside Employment Certification) on a quarterly basis to comply with Smith Group’s policies and procedures.  New Employees must also furnish this on their date of hire.

4.3 Regulatory Requirements

Smith Asset Management Group, LP	Code of Ethics

The Securities and Exchange Commission (“SEC”) considers it a violation of general antifraud provisions of federal securities laws whenever an investment adviser, such as Smith Group, engages in fraudulent, deceptive or manipulative conduct.  As a fiduciary with respect to client assets, Smith Group cannot engage in activities that would result in conflicts of interests (i.e., front-running or scalping).

The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

•	Failure to reasonably supervise, with a view to preventing violations of the provisions of the federal securities laws, an employee or an Access Person who commits such a violation.

However, no manager shall be deemed to have failed reasonably to supervise any person, if:

a)
there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

b)
such manager has reasonably discharged the duties and obligations incumbent upon him or her by reason of such procedures and system without reasonable cause to believe that such procedures and system were not complied with.

5. Enforcement of the Code

The Chief Compliance Officer has several responsibilities to fulfill in enforcing the Code.  Some of these responsibilities are summarized below.

5.1 Chief Compliance Officer’s Duties and Responsibilities

The Chief Compliance Officer:

•	will provide each Access Person with a copy of the Code and any amendments thereto;
•
shall notify each person in writing who becomes an Access Person and/or Investment Person of Smith Group and who is required to report under the Code of his or her reporting requirements no later than 10 business days before the first quarter in which such person is required to begin reporting;

•	shall notify each person in writing who becomes an Investment Person of Smith Group and who is subject to the provisions of Section 2.5 of this Code;
•	will, on a quarterly basis, compare all reported personal securities transactions with each Smith Group client’s completed portfolio transactions; and
•
will submit his or her own reports, as may be required pursuant to the Code, to an alternate Chief Compliance Officer who shall fulfill the duties of the Chief Compliance Officer with respect to the Chief Compliance Officer’s reports.  If a securities transaction of the Chief Compliance Officer is under consideration, the Chief Operating Officer of Smith Group will act as the alternate Chief Compliance Officer for purposes of this Section 5.1.

•
Shall certify to the Board of Trustees of Managed Portfolio Series, or other parties as required, that it has adopted procedures reasonably necessary to prevent its employees from violating the Code of Ethics.

Smith Asset Management Group, LP	Code of Ethics

•	Establish procedures for the maintenance of all records in accordance with Rule 204-2 under the Investment Advisers Act of 1940 and Rule 17j-1(f) under the Investment Company Act of 1940.

5.2 Code Violations

If you violate the provisions of the Code, Smith Group has the right to impose on you one or more of the following penalties as it may deem appropriate:

•	censure you;
•	notify your manager and/or Human Resources of the violation;
•	suspend your authority to act on behalf of Smith Group as an officer, if applicable; and
•
recommend specific sanctions, such as suspension from work for a period of time without pay, reductions in leave, elimination of your bonus, disgorgement of profits, imposition of fines and termination of employment at Smith Group.

Note: Both the violation and any imposed sanction will be brought before Smith Group Senior Management.

5.3 Annual Written Reports to Senior Management

As applicable, the Chief Compliance Officer will provide written reports to senior management as follows:

Issues Arising Under the Code:  The reports must describe any issue(s) that arose during the previous year under the Code or procedures related thereto, including any material Code or procedural violations, and any resulting sanction(s).  An annual compliance review and Enterprise Risk Assessment is completed by the CCO which addresses any identified risks to the company and/or the company’s clients. and the review is modified anytime new laws or rules are promulgated by the SEC.  Compliance testing is performed throughout the year by members of the compliance, investment and operational teams and is reviewed by the CCO.  All compliance related events are logged in the compliance log by the Director of Operations for the CCOs review. The Chief Compliance Officer may report to senior management more frequently as he or she deems necessary or appropriate, and shall do so as requested by senior management.

5.4 Effective Date of the Code

The Code is effective as of the date shown on page 1 (Cover Page) and supersedes any prior versions of the Code.

Smith Asset Management Group, LP	Code of Ethics

Definitions

General Note

The definitions and terms used in the Code are intended to mean the same as they do under the Investment Company Act of 1940, as amended (“1940 Act”), and the other federal securities laws.  If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in the Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

Affiliated fund means any investment company registered under the 1940 Act (other than a money market fund) for which Smith Group serves as investment adviser or sub-adviser.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership is interpreted in this Code in the same manner as it would be in determining whether a person is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that the determination of such ownership applies to all securities.  You should generally consider yourself the “beneficial owner” of any securities in which you have a direct or indirect pecuniary interest.

Using the above definition as a broad guideline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case.  Key factors are the degree of your ability to exercise discretion to invest in, sell or exercise voting rights of the security, and your ability to benefit from the proceeds of the security.

Family member includes adoptive relationships and means any of the following persons who reside in your household:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

Investment Person  means any of the following individuals:

•
any Access Person who has access to non-public information regarding any Smith Group purchase or sale of securities, or information regarding the portfolio holdings of any Smith Group client, not to include operations, administrative and business development personnel;

Smith Asset Management Group, LP	Code of Ethics

•	any Access Person who is involved in making securities recommendations to the Smith Group, or has access to such recommendations that are non-public;
•
any Access Person of Smith Group who, in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Smith Group client;

•
any natural person who controls Smith Group and who obtains information concerning recommendations made to a Smith Group client regarding the purchase or sale of securities by the Smith Group client; and

•	any Access Person otherwise designated by the Chief Compliance Officer in writing that such person is an Investment Person.

IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

Managed Portfolio Series is a Delaware statutory trust organized on January 27, 2011, and is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company.  The Smith Group Large Cap Core Growth Fund is a series, or mutual fund, of the Trust.

Non-public Information means any information that is not generally available to the general public in widely disseminated media reports, SEC filings, public reports, prospectuses, or similar publications or sources.

Official For purposes of the Pay-to-Play Rule, the term “official” refers to any person who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity or (ii) has authority to appoint any official defined in (i).

Pecuniary interest in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. As a general rule, you will be regarded as having a pecuniary interest in a security held in the name of your family members.  For example, you will likely be deemed to have a pecuniary interest in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

•	Your accounts or the accounts of family members

•	A partnership or limited liability company, if you are or a family member is a general partner or a managing member

•	A corporation or similar business entity, if you have or share, or a family member has or shares, investment control

•	A trust, if you are or a family member is a beneficiary

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security and the purchase, sale, transfer or redemption of an interest in an SG Private Fund.

Security means the same as it does under Section 2(a)(36) of the Investment Company Act of 1940, except that it does not include direct obligations of the U.S. government; bankers’ acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; shares issued by affiliated or unaffiliated money market funds; or shares issued by open-end investment companies, other than affiliated funds.

Smith Asset Management Group, LP	Code of Ethics

A security held or to be acquired by a Smith Group client (or any portfolio) means: (A) any security which, within the most recent 15 days (i) is or has been held by the Smith Group client (or any portfolio), or (ii) is being or has been considered by the Smith Group on behalf of a client (or any portfolio); and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any security.

A security is being purchased or sold by a Smith Group client (or any portfolio) from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Smith Group client (or portfolio) until the program has been fully completed or terminated.

A security is being considered for purchase or sale by a Smith Group client (or any portfolio) when a security is identified as such by an investment adviser or sub-adviser to the Smith Group client (or portfolio).

SG Private Fund is a private investment company advised by Smith Group.

Smith Asset Management Group, LP	Code of Ethics

Smith Asset Management Group, L.P.

Acknowledgement and Certification

I certify that I have received, read, and understand that I am subject to Smith Group’s Code of Ethics and Policy on Personal Securities Transactions and Insider Information.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Code, I certify that I will not:

•	Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code
•	Employ any device, scheme or artifice to defraud Smith Group, or any Smith Group client
•	Engage in any act, practice or course of business, which operates or would operate as a fraud or deceit upon Smith Group or any Smith Group client
•	Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading
•	Engage in any manipulative practice with respect to Smith Group or any Smith Group client
•              Trade while in possession of material, non-public information
• Trade ahead of or front-run any transactions for Smith Group’s managed/advised accounts

I understand that it is a violation of SEC Rules to fail to submit a record of my personal securities transactions within 30 calendar days of quarter-end.

______________________________                                       _________________________
Signature Date

______________________________
Name (Print)

The Acknowledgement and Certification form is due 30 days from the date of receipt.  Signed copies must be submitted to the Chief Compliance Officer.

Smith Asset Management Group, LP	Code of Ethics

Smith Asset Management Group, L.P.

Quarterly Personal Securities Transactions Report

Name of Reporting Person:
Calendar Quarter Ended:

Securities Transactions

If you had no securities transactions to report for the quarter, please check here.     ☐

Date of Transaction	Name of Issuer and Type of Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

Securities Accounts    If you opened a securities account during the quarter, please complete the table below.

If you did not open any securities accounts during the quarter, please check here.     ☐

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

I certify that I have included in this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.  I further certify that to the best of my knowledge no securities transactions reported herein violate any provision of the Code of Ethics or any other applicable federal securities law or regulation.

______________________________                                       _________________________
Signature Date

Smith Asset Management Group, LP	Code of Ethics

Smith Asset Management Group, L.P.

Initial Holdings Report

Name of Reporting Person:
Date Person Became Subject to the Code’s Reporting Requirements:
Information in Report Dated As Of:

Securities Holdings  If you have no securities holdings to report, please check here.   ☐

Name of Issuer and Type of Security	Ticker Symbol	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

Securities Accounts  If you have no securities accounts to report, please check here.     ☐

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.  I further certify that to the best of my knowledge no securities holdings reported herein violate any provision of the Code of Ethics or any other applicable federal securities law or regulation.

______________________________                                       _________________________
Signature Date

Smith Asset Management Group, LP	Code of Ethics
Smith Asset Management Group, L.P.

Annual Holdings Report

Name of Reporting Person:
Information in Report Dated As Of:
Calendar Year Ended: December 31, __

Securities Holdings  If you have no securities holdings to report, please check here.     ☐

Name of Issuer and Type of Security	Ticker Symbol	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

Securities Accounts  If you have no securities accounts to report, please check here.     ☐

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

I certify that I have included in this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.  I further certify that to the best of my knowledge no securities holdings reported herein violate any provision of the Code of Ethics or any other applicable federal securities law or regulation.

______________________________                                       _________________________
Signature Date

Smith Asset Management Group, LP	Code of Ethics

Smith Asset Management Group, L.P..

Quarterly Insider transactions and outside employment certification

Name of Reporting Person:
Calendar Quarter Ended:

Insider Transactions

While Smith Asset Management Group, L.P. allows employees to engage in personal securities transactions subject to the provisions of the firm’s Code of Ethics, tipping, front-running, and scalping are all prohibited activities

Tipping of material, non-public information is PROHIBITED.  An Access Person may not tip a trade, either personally or on behalf of others, while in possession of such information.

Front running involves trading ahead of a Smith Group client order in the same security on the basis of non-public information regarding impending market transactions.  Front running is PROHIBITED; provided, however, that the trading in securities by the SG Private Funds is not subject to the policies in the Code regarding front running.  Trading in securities by the SG Private Funds is governed by Smith Group’s Trade Rotation Policy.

Scalping is PROHIBITED. Scalping occurs when an Access Person purchases shares of a security for his/her own account prior to recommending/buying that security for Smith Group client and then immediately selling the shares at profit upon the rise in the market price following the recommendation/purchase.

Outside Employment

Smith Group follows the CFA Institute standards for requirements regarding directorships and other outside employment.  Employees must place Smith Group and its clients’ interests before their own and not deprive Smith Group and its clients of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to Smith Group and its clients.

No board membership ___

List all board memberships:

______________________________________ ________________________________

______________________________________ ________________________________

______________________________________ ________________________________

I certify that I have not violated any of the provisions of the Code of Ethics with respect to personal securities transactions, including tipping, front running or scalping.  I further certify that I have not engaged in any outside employment or directorship activities without the prior written consent of the Chief Compliance Officer of SAMG.

______________________________                                       _________________________
Signature Date

Smith Asset Management Group, LP	Code of Ethics
Smith Asset Management Group, LP.

Quarterly Compliance Certification

I, the undersigned Smith Group employee, certify that to the best of my knowledge:

1.
I have taken no action, nor am I aware of any actions by any Smith Group employees, owners or directors, that would reasonably be considered a violation of the firm’s Code of Ethics, Compliance Manual or any federal or state securities laws.

2.
I have not solicited or accepted any gift, benefit, compensation, or consideration from any 3rd party that could be reasonably expected to compromise my own or another’s independence and objectivity.   Additionally, I certify that any gifts, meals, entertainment, compensation or other benefits provided by any vendor or potential vendor during the reporting period have been reported to the CCO and appropriate members of senior management.

3.	I have disclosed all directorships and other outside employment to Smith Group.
4.
I have disclosed all gifts, benefits, compensation, entertainment or other forms of consideration supplied by Smith Group or the employee on an individual basis to any person or organization that is a client or prospective client of Smith Group.

5.
I have disclosed all sources of electronic communication such as instant messaging and text messaging utilized for business purposes and provided Smith Group with copies of such communications or made allowance for Smith Group to electronically track all such communications.

6.
I have not discussed Smith Group clients, investment process, performance, employees, or any other information regarding Smith Group or its clients via any social networking media, electronic blogs or other electronic media, except as may have been previously disclosed to Smith Group or authorized by as a standard business practice.

7.
During the previous calendar quarter the total dollar amount spent by me dining with, entertaining, or providing anything else of economic value to an employee, director or trustee of any Taft-Hartley client or prospect is:

$____________

8.
I have disclosed all political contributions, benefits, compensation, entertainment, gifts, loans, the payment of debts, the provision of any other thing of value or other forms of consideration supplied by Smith Group or the employee on an individual basis to any official, governmental entity, a related local or state political party, person or organization that could reasonably be deemed to fall under the auspices of the Rule 206(4)-5 (the “Pay-to-Play Rule”).

______________________________                                       _________________________
Signature Date

Name (Print)